Exhibit 99.1

OTI Reports Third Quarter 2016 Financial Results

ROSH PINA, ISRAEL — November 9, 2016 — On Track Innovations Ltd. (OTI) (NASDAQ: OTIV), a global provider of near field communication (NFC) and cashless payment solutions, today reported financial results for the third quarter ended September 30, 2016.

Q3 2016 Operational & Financial Highlights

●	Achieved GAAP net profits from continuing operations in Q3 and EBITDA profitability for Q3

●	Increased revenues and gross profits compared to prior quarter, marking 4th consecutive quarter of financial improvements in continuing operations

●	Increased focus on core businesses by completing the divestiture of its parking business

●	Increased new purchase orders for future deliveries of cashless payment readers during Q3 by 288% compared to Q2 2016

●	Achieved FeliCa certification for OTI SATURN 8700 contactless reader, opening opportunities for large sales in Japanese market

●	Received Letter of Intent from a major Japanese retailer to purchase 10,000 FeliCa-certified contactless readers and telemetry systems; initial units to be delivered in 2017

Q3 2016 Financial Details

Total revenues increased 16% to $5.6 million from $4.8 million in the prior quarter, and increased 64% from $3.4 million in the same year-ago period.

Gross profit was $3.0 million (54.3% of revenue) compared to $1.9 million (54.5% of revenue) in the same year-ago period. This marked an increase in gross profits of 24% over the prior quarter and 64% from the same period a year ago.

Operating expenses decreased 32% to $2.8 million from $4.1 million in the same year-ago period.

Net income from continuing operations totaled $207,000, or $0.01 per share, an improvement from a net loss from continuing operations of $2.4 million, or $(0.06) per share, in the same year-ago period.

Net loss totaled $72,000, an improvement from a net loss of $2.0 million, or $(0.05) per share, in the same year-ago period.

Adjusted EBITDA from continuing operations improved to a profit of $713,000, up from a loss of $1.1 million in the same year-ago period (see discussion about the presentation of adjusted EBITDA from continuing operations, a non-GAAP financial measure, below).

At quarter-end, cash and cash equivalents and short-term investments increased 16% to $12.9 million, compared to $11.2 million at the end of the prior quarter.

Management Commentary

“In the third quarter we achieved profitability both in our continuing operations on a GAAP basis and overall profitability in non-GAAP EBITDA. Moreover, our adjusted EBITDA profit spans the first nine months of 2016. This is a significant accomplishment, given that we have achieved this while aligning our business into high-margin, recurring revenue products and solutions and divesting businesses that are not aligned with our long term growth strategy,” said Shlomi Cohen, OTI CEO. “Profits were driven by double digit growth in revenues, increased gross profits, and reductions in operating expenses.”

“Our continued commitment to cost cutting and operational efficiencies decreased operating expenses when compared both to the prior quarter and the year-ago period. The third quarter of 2016 marked the lowest quarterly operating expenses for OTI in more than two years. Focusing resources on our core technologies, we sold our parking business which reduced expenses and freed up cash for reinvestment into our faster growing, higher margin businesses.”

“Over the past four quarters, our most important and significant focus has been on moving from being a product company to a leading solutions company in the unattended payment market. Significant new contracts and our corresponding financial improvements reflect this change. During the third quarter we achieved a significant growth in the sale of our cashless readers and received purchase orders for future deliveries in the coming quarters including a letter of intent for the sale of 10,000 contactless readers in Japan, where we expect a larger number of opportunities to develop as a result of our recent receipt of FeliCa certification.”

“Looking ahead to what we anticipate will become a multi-billion dollar market in the Internet of Things and wearable payment devices, during the third quarter we made significant progress toward launching Pay Capsule-Flex. One of the smallest payment devices in the world, Pay Capsule-Flex can turn any product and fashion garment into a payment device. We expect to launch our wearable payment ring product in the next few months.”

“As a result of our efforts during the last year and our intended continuation of these efforts, we anticipate a stable, long term adjusted EBITDA profitability in the beginning of 2017.”

Conference Call
OTI will hold a conference call today (November 9, 2016) at 10:30 a.m. Eastern time to discuss these results. OTI CEO Shlomi Cohen and CFO Yishay Curelaru will host the presentation, followed by a question and answer period.

Date: Wednesday, November 9, 2016
Time: 10:30 a.m. Eastern time
U.S. dial-in: (844) 348-3791
International dial-in: +1 (216) 562-0484

Conference ID: 5955774

The conference call will be broadcast simultaneously and available for replay via the investor relations section of the company's website here, the content of which is not part of this press release.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization.

A replay of the call will be available after 1:30 p.m. Eastern time on the same day through December 9, 2016.

U.S. replay dial-in: (855) 859-2056
International replay dial-in: (404) 537-3406
Replay ID: 5955774

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Use of Non-GAAP Financial Information

This press release contains certain non-GAAP measures, namely, adjusted EBITDA from continuing operations, or adjusted earnings from continuing operations before interest, income tax, depreciation and amortization. Adjusted EBITDA from continuing operations represents earnings before interest or financing expenses, income tax, depreciation and amortization, and further eliminates the effect of stock-based compensation expense, patent litigation and maintenance expenses and other expenses. OTI believes that adjusted EBITDA from continuing operations should be considered in evaluating the company's operations since it provides a clearer indication of OTI's operating results. This measure should be considered in addition to results prepared in accordance with US GAAP, but should not be considered a substitute for the US GAAP results. The non-GAAP measures included in this press release have been reconciled to the US GAAP results in the tables below.

ON TRACK INNOVATIONS LTD.

INTERIM UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENT

The following tables reflect selected On Track Innovations Ltd. non-GAAP results reconciled to GAAP results:

(In thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net (loss) Income	$(72)	$(1,986)	$349	$(5,795)

Net income (loss) from discontinued operations	279	(391)	(1,525)	(538)
Financial expenses, net	30	108	185	511
Depreciation	293	316	911	918
Taxes on income	28	35	60	38
Total EBITDA FROM CONTINUING OPERATIONS	$558	$(1,918)	$(20)	$(4,866)

Patent litigation and maintenance	3	351	37	802
Other expenses	83	408	83	918
Stock-based compensation	69	37	174	369
Total adjusted EBITDA FROM CONTINUING OPERATIONS	$713	$(1,122)	$274	$(2,777)

About OTI

On Track Innovations Ltd. (OTI) is a leader in contactless and NFC applications based on its extensive patent and IP portfolio. OTI’s field-proven innovations have been deployed around the world to address NFC and other cashless payment solutions, petroleum payment and management, and mass transit ticketing. OTI markets and supports its solutions through a global network of regional offices and alliances. For more information, visit www.otiglobal.com.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Whenever we use words such as "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions, we are making forward-looking statements. For example, we are using forward-looking statements when we discuss our expectations regarding our growth or future profitability, plans for our existing and new products and services, and future deliveries, opportunities and launches. Because such statements deal with future events and are based on OTI's current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of OTI could differ materially from those described in or implied by the statements in this press release. Forward-looking statements could be impacted by the effects of the protracted evaluation and validation periods in the U.S. and other markets for contactless payment cards, or new and existing products and our ability to execute production on orders, as well as other risks and uncertainties, including those discussed in the "Risk Factors" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2015, and in subsequent filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be achieved. Except as otherwise required by law, OTI disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

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ON TRACK INNOVATION LTD.

INTERIM UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands, except share and per share data)

	September 30,	December 31,
	2016	2015

Assets

Current assets
Cash and cash equivalents	$6,937	$5,450
Short-term investments	5,984	5,454
Trade receivables (net of allowance for doubtful accounts of $769 and $778 as of September 30, 2016 and December 31, 2015, respectively)	3,692	2,418
Other receivables and prepaid expenses	1,903	2,183
Inventories	2,704	3,330
Total current assets	21,220	18,835

Long-term restricted deposit for employees benefit	477	524

Severance pay deposits	328	455

Property, plant and equipment, net	6,292	8,668

Intangible assets, net	255	180

Total Assets	$28,572	$28,662

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ON TRACK INNOVATION LTD.

INTERIM UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands, except share and per share data)

	September 30,	December 31,
	2016	2015

Liabilities and Equity

Current Liabilities
Short-term bank credit and current maturities of long-term bank loans	$3,780	$3,815
Trade payables	6,472	5,441
Other current liabilities	2,227	2,724
Total current liabilities	12,479	11,980

Long-Term Liabilities
Long-term loans, net of current maturities	1,435	2,359
Accrued severance pay	849	1,148
Deferred tax liability	407	352
Total long-term liabilities	2,691	3,859

Total Liabilities	15,170	15,839

Equity
Shareholders' Equity
Ordinary shares of NIS 0.1 par value: Authorized – 50,000,000 shares as of September 30, 2016 and December 31, 2015; issued: 42,120,075 and 42,014,673 shares as of September 30, 2016 and December 31, 2015, respectively; outstanding: 40,941,376 and 40,835,974 shares as of September 30, 2016 and December 31, 2015, respectively	1,057	1,055
Additional paid-in capital	224,214	225,925
Treasury shares at cost - 1,178,699 shares as of September 30, 2016 and December 31, 2015	(2,000)	(2,000)
Accumulated other comprehensive loss	(996)	(1,084)
Accumulated deficit	(208,873)	(209,254)
Total Shareholder’s equity	13,402	14,642
Non-controlling interest	-	(1,819)

Total Equity	13,402	12,823

Total Liabilities and Equity	$28,572	$28,662

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ON TRACK INNOVATION LTD.

INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except share and per share data)

	Three months ended September 30,			Nine months ended September 30,
	2016		2015*	2016	2015*

Revenues
Sales		$3,463	$2,207	$10,409	$9,503
Licensing and transaction fees		2,133	1,195	4,569	3,540

Total revenues		5,596	3,402	14,978	13,043

Cost of revenues
Cost of sales		2,307	1,548	6,917	6,487
Cost of licensing		250	-	250	-
Total cost of revenues		2,557	1,548	7,167	6,487

Gross profit		3,039	1,854	7,811	6,556
Operating expenses
Research and development		604	781	2,072	2,596
Selling and marketing		1,300	1,523	3,974	4,688
General and administrative		784	1,025	2,576	3,336
Patent litigation and maintenance		3	351	37	802
Other expenses		83	408	83	918

Total operating expenses		2,774	4,088	8,742	12,340

Operating income (loss) from continuing operations		265	(2,234)	(931)	(5,784)
Financial expenses, net		(30)	(108)	(185)	(511)

Profit (loss) from continuing operations before taxes on income		235	(2,342)	(1,116)	(6,295)
Income tax		(28)	(35)	(60)	(38)

Net income (loss) from continuing operations		207	(2,377)	(1,176)	(6,333)
Net (loss) income from discontinued operations		(279)	391	1,525	538

Net (loss) income		(72)	(1,986)	349	(5,795)

Net loss (income) attributable to noncontrolling interest		5	(23)	32	3
Net (loss) income attributable to shareholders		$(67)	$(2,009)	$381	$(5,792)
Basic and diluted net gain (loss) attributable to shareholders per ordinary share
From continuing operations		0.01	(0.06)	(0.03)	(0.15)
From discontinued operations		(0.01)	0.01	0.04	0.01

	$	**	$(0.05)	$0.01	$(0.14)

Weighted average number of ordinary shares used in computing basic net (loss) income per ordinary share		40,914,258	40,874,474	40,895,268	40,868,252

Weighted average number of ordinary shares used in computing diluted net (loss) income per ordinary share		41,667,258	40,874,474	40,895,268	40,868,252

*Reclassified to conform with the current period presentation.

**Less than $0.01 per ordinary share.

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ON TRACK INNOVATION LTD.

INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW

(In thousands, except share and per share data)

	Nine months ended September 30,
	2016	2015(**)
Cash flows from continuing operating activities
Net loss from continuing operations	$(1,176)	$(6,333)
Adjustments required to reconcile net loss to net cash used in continuing operating activities:
Stock-based compensation related to options and shares issued to employees and others	174	369
Loss (gain) on sale of property and equipment	83	(8)
Accrued interest and linkage differences, net	19	30
Depreciation	911	918

Changes in operating assets and liabilities:
Accrued severance pay, net	(152)	(39)
Deferred tax, net	60	36
(Increase) decrease in trade receivables, net	(1,376)	1,885
(Increase) decrease in other receivables and prepaid expenses	(16)	133
Decrease (increase) in inventories	246	(267)
Increase in trade payables	1,024	445
(Decrease) increase in other current liabilities	(408)	194
Net cash used in continuing operating activities	(611)	(2,637)

Cash flows from continuing investing activities

Purchase of property and equipment	(185)	(1,117)
Proceeds from sale of property and equipment	1,779	31
Change in short-term investments, net	(502)	3,998
Investment in capitalized product costs	(139)	(153)
Investment in restricted deposit for employees benefit	-	(281)
Proceeds from restricted deposit for employees benefit	142	144
Net cash provided by continuing investing activities	1,095	2,622

Cash flows from continuing financing activities
Increase (decrease) in short-term bank credit, net	287	(783)
Proceeds from long-term bank loans	27	716
Repayment of long-term bank loans	(1,368)	(606)
Proceeds from exercise of options and warrants	37	(* )
Net cash used in continuing financing activities	(1,017)	(673)

Cash flows from discontinued operations
Net cash used in discontinued operating activities	(183)	(433)
Net cash provided by discontinued investing activities	2,152	387

Total net cash provided by (used in) discontinued operations	1,969	(46)

Effect of exchange rate changes on cash and cash equivalents	51	(198)

Increase (decrease) in cash and cash equivalents	1,487	(932)
Cash and cash equivalents at the beginning of the period	5,450	5,351

Cash and cash equivalents at the end of the period	$6,937	$4,419

(*) Less than $1.

(**) Reclassified to conform with the current period presentation.

OTI Investor Contact

ir@otiglobal.com

OTI Press Contact:

Neil Barr

Director of Marketing

+972-4-686-8004

press@otiglobal.com

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